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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 12, 2015, with respect to the consolidated financial statements of Q2 Holdings, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-202109) and related Prospectus of Q2 Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

February 26, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm